UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2015

CBL & ASSOCIATES PROPERTIES, INC.
CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K amends, supersedes and wholly replaces our Current Report on Form 8-K dated September 15, 2015 and its annexed exhibit.

Item 8.01	Other Events.

CBL & Associates Properties, Inc. derives a majority of its revenue from leases with retail tenants, which have historically been the primary source for funding short-term liquidity and capital needs, such as operating expenses, debt service, tenant construction allowances, recurring capital expenditures, dividends and distributions. We believe that the combination of cash flows generated from our operations, combined with our debt and equity sources and availability under our credit facilities will, for the foreseeable future, provide adequate liquidity to meet our cash needs.  The ability to access debt and equity capital when we determine that conditions are appropriate is an important element of our capital plan, and we have an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission which allows us to publicly offer various securities including, senior and/or subordinated debt, preferred stock and common stock.  In addition to these sources, we have options available to us to generate additional liquidity, including but not limited to, joint venture investments, issuances of noncontrolling interests in our operating partnership, CBL & Associates Limited Partnership (the “Operating Partnership”), and decreasing expenditures related to tenant construction allowances and other capital expenditures. We also generate revenues from sales of peripheral land at our properties and from sales of real estate assets when it is determined that we can realize an appropriate value.

We previously announced a strategic initiative which, among other things, included a plan to enhance our portfolio and operations, and obtain investment grade credit ratings designed to provide us with additional financing opportunities through the public bond markets. We therefore sought and obtained investment grade credit ratings from Moody’s Investors Service (Baa3) and from Fitch Ratings (BBB-). Since obtaining these investment grade ratings, we have accessed the public bond markets through our Operating Partnership on two occasions. In November 2013, we issued senior unsecured notes in the amount of $450.0 million, which bear interest at 5.25% payable semiannually and mature on December 1, 2023. In October 2014, we issued senior unsecured notes in the amount of $300.0 million, which bear interest at 4.60% payable semiannually and mature on October 15, 2024. On September 15, 2015, we were assigned an investment grade rating of BBB- by Standard & Poor's Ratings Services ("S&P") with a stable outlook. S&P also assigned a BBB- issue-level rating to our outstanding senior unsecured notes.

Improving our portfolio, through selective acquisitions, redevelopment and dispositions, operating strategies designed to improve our same-center operating results, and maintaining our investment grade credit ratings, are important elements in our ability to access various sources of capital. We believe that the above sources will, for the foreseeable future, provide adequate liquidity to meet our cash needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: September 28, 2015